UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 6, 2016

Cleveland BioLabs, Inc.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-32954	20-0077155
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
73 High Street Buffalo, NY 14203
(Address of Principal Executive Offices and zip code)

(716) 849-6810
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 6, 2015, Cleveland BioLabs, Inc. (the “Company”) and C. Neil Lyons, the Company’s Chief Financial Officer (“Mr. Lyons”), mutually agreed that Mr. Lyons would terminate his employment with the Company effective May 6, 2016, and become a consultant on such date. In his role as a consultant, Mr. Lyons will continue to serve as Chief Financial Officer of the Company. In connection with his separation from service as an employee and engagement as a consultant, the Company and Mr. Lyons entered into a Separation and Consulting Agreement, dated as of May 6, 2016 (the “Separation and Consulting Agreement”).

Under the terms of the Separation and Consulting Agreement, the Company will pay to Mr. Lyons a monthly fee of $12,450, will pay 50% of Mr. Lyons’ premiums for medical insurance under COBRA and will reimburse Mr. Lyons for all reasonable, out-of-pocket expenses incurred by him while traveling on behalf of the Company. Additionally, the Company has agreed to pay Mr. Lyons certain guaranteed payments (the “Guaranteed Payments”) of $72,283 on May 6, 2016, $36,142 on November 1, 2015 and $38,350 on April 30, 2017, the expiration date of the Separation and Consulting Agreement. In exchange for the payments, Mr. Lyons agrees to serve as the Company’s non-employee Chief Financial Officer from May 6, 2016 through April 30, 2017, during which time he will based in Highland, Maryland and provide his consulting services for up to 80 hours per month.

Under the Separation and Consulting Agreement, if the Company terminates the engagement of Mr. Lyons for Cause (as defined in the Separation and Consulting Agreement), Mr. Lyons violates the restrictive covenants to which he is bound or Mr. Lyons terminates his engagement without Good Reason (as defined under the Separation and Consulting Agreement), then the Company will have no further obligation to make any additional payments of monthly fees or of the Guaranteed Payments. If, however, the Company terminates Mr. Lyons’ engagement without cause or Mr. Lyons terminates his engagement for Good Reason, the Company will be required to pay the monthly fees and make the Guaranteed Payments through April 30, 2017.

Mr. Lyons also released and discharged the Company and its stockholders, officers, directors, employees and agents from any and all claims of any kind whatsoever relating to his employment with the Company or his separation from the Company that Mr. Lyons now has or may later claim to have against the foregoing parties. Mr. Lyons also agreed to be bound by provisions requiring his confidentiality with respect to the Company’s confidential and proprietary information. He has also agreed to restrictive covenants prohibiting him from soliciting the Company’s employees, consultants, contractors or customers and from competing against the Company, in each case, through April 30, 2017.

This description of the Separation and Consulting Agreement does not purport to be complete, and is subject to and qualified in its entirety by reference to the full text of the Separation and Consulting Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by this reference.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Separation and Consulting Agreement between and C. Neil Lyons and Cleveland BioLabs, Inc., dated as of May 6, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cleveland BioLabs, Inc.

Date: May 6, 2016	By: /s/ YAKOV KOGAN
Name: Yakov Kogan
Title: Chief Executive Officer